Exhibit 23.03


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
To the Board of Directors and Stockholders APO Health, Inc.
Oceanside, New York
We hereby consent to the incorporation by reference in the Form S-8 Registration Statement to be filed on or about September 16, 2003 our report dated December 3, 2002 relating to the consolidated financial statements of APO Health, Inc. as of September 30, 2002 and 2001.

Linder  &  Linder
Certified  Public  Accountants
Dix  Hills,  New  York
September 12, 2003